                                OPTION AGREEMENT

         THIS AGREEMENT is made as of the 13th day of October 1999.


BETWEEN:

            PAUL CHAMPAGNE,
            of the Regional Municipality of Ottawa Carleton, Province of Ontario

            (hereinafter referred to as "Champagne")
AND:

            E-CRUITER.COM INC.,
            a corporation incorporated under the laws of Canada

            (hereinafter referred to as "E-Cruiter")

WHEREAS:

A. Champagne and Worklife Solutions, Inc. ("Worklife") entered into a letter agreement dated as of October 13, 1999 (the "Letter Agreement"), a copy of which is attached hereto as Schedule "A"; and

B. The parties wish to set forth herein the terms by which Champagne may assign to E-Cruiter all of his right, title and interest in the Letter Agreement and all documents referenced therein.

         NOW THEREFORE in consideration of the premises and the mutual covenants herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties) the parties hereto covenant and agree as follows:

1.       DEFINITIONS

         1.1 "Agreement" "hereto", "herein", "hereof", "hereunder" and similar expressions refer to this Assignment Agreement and not any particular paragraph or any particular portion of this agreement and includes all schedules attached to this agreement.

2.       OPTION
         ------

         2.1 E-Cruiter shall have an option, with the consent of Champagne, to acquire all of the rights granted by the Letter Agreement and all of the shares issued to Champagne pursuant to that Letter Agreement at a price to be the greater of: the fair market value of the rights and shares granted by the Letter Agreement or US$1,000,000. The term of this option shall be for a period of six (6) months effective this date. The option may be extended by mutual consent for a further six
         (6) months.

3.       FURTHER ASSURANCES
         ------------------

         3.1 The parties hereto shall do all further acts and things and execute all further documents reasonably required in the circumstances to effect the provisions and intent of this Agreement.

4.       ENTIRE AGREEMENT
         ----------------

         4.1 This Agreement together with the Schedule attached hereto constitutes the entire agreement between the parties and supersedes all prior and contemporaneous agreements, understandings and discussions, whether oral or written, and there are no other warranties, agreements or representations between the parties except as expressly set forth herein.

5.       PROPER LAW
         ----------

         5.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario, and the laws of Canada applicable therein.

6.       AMENDMENT OF AGREEMENT
         ----------------------

         6.1 This Agreement may be altered, amended or annulled at any time by the mutual consent in writing of the parties hereto.

7.       HEADINGS
         --------

         7.1 The headings appearing throughout this Agreement are inserted for convenience only and form no part of the Agreement.

8.       SEVERABILITY
         ------------

         8.1 The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision hereof and any such invalid or unenforceable provision will be deemed to be severable.

9.       WAIVERS
         -------

         9.1 No amendment, waiver or termination of this Agreement will be binding unless executed in writing by the parties to be bound hereby. No waiver of any provision of this Agreement will be deemed or will constitute a waiver of any other provision, nor will any such waiver constitute a continuing waiver unless expressly provided.

10.      COUNTERPARTS
         ------------

         10.1 This Agreement may be executed in several counterparts, all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile with originally executed documents to follow by courier thereafter and shall be as binding as if originally executed.

         IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first set forth above.

         SIGNED, SEALED AND DELIVERED



                                            ---------------------------
Witness                                     PAUL CHAMPAGNE



                                            E-CRUITER.COM INC.

                                            Per:
                                                -----------------------
                                            Title:

                                  SCHEDULE "A"

                                LETTER AGREEMENT


                                 Paul Champagne
                             141 Kerry Hill Crescent
                                Dunrobin, Ontario
                                 Canada K0A 1T0

October 13, 1999

Sunir K. Kapoor
Chairman & CEO
WorkLife Solutions, Inc.
20770 Monte Sunset Drive
San Jose, CA 95120

Re:  Upcoming Transactions


Dear Mr. Kapoor:

I am writing this letter (the "Letter") in reference to that Secured Promissory Note ("First Note") and Security Agreement ("Security Agreement") dated as of September 30, 1999 by and between WorkLife Solutions, Inc., a Delaware corporation ("WorkLife") and Paul Champagne ("Champagne"). In connection with the transactions contemplated in the above-referenced documents, I am writing to clarify certain agreements and understandings of the parties that are not fully memorialized in such documents.

We now agree as follows:

1. Second Secured Promissory Note. Following WorkLife's execution of the Secured Promissory Note ("Second Note") attached hereto as Exhibit A, and the Amendment to the Security Agreement, attached hereto as Exhibit B, Champagne shall transfer to WorkLife a principal amount of Eight Hundred Thousand U.S. Dollars ($800,000). In connection with the above and that Inter-Creditor Agreement dated as of October 6, 1999 by and between WorkLife, Champagne, and Minority Enterprise Fund, L.P., a California limited partnership ("MEF"), WorkLife shall also promptly obtain for Champagne an original counterpart of the Amendment to the Inter-Creditor Agreement, attached hereto as Exhibit C, duly executed by an authorized MEF representative.

2. Board Position. WorkLife shall make every effort to ensure that Champagne's designee is appointed or elected as a member of WorkLife's Board. Such effort shall include taking all actions to increase the size of the Board and electing Champagne's designee to fill such vacancy, all in accordance with Article 3 of the WorkLife Bylaws. In addition, WorkLife shall promptly procure for Champagne counterparts of the Voting Agreement attached hereto as Exhibit D, duly executed by WorkLife stockholders holding a sufficient number of shares to ensure the election of Champagne's designee to the Board on an ongoing basis.

3. Acquisition of WorkLife. If WorkLife does not raise at least Two Million U.S. Dollars ($2,000,000) in new capital through its Series C Preferred Stock financing, such amount not to include any amounts received from Champagne ("Series C Financing"), after the date hereof and on or prior to December 31, 1999, or at least Four Million U.S. Dollars ($4,000,000) after the date hereof and on or prior to January 31, 2000, Champagne shall have the option to purchase WorkLife for a price determined by an independent business valuation professional mutually agreeable to WorkLife and Champagne (each an "Acquisition Option," and collectively the "Acquisition Options"). If WorkLife and Champagne are unable to agree on such a professional within 10 days after Champagne's exercise of an Acquisition Option, either party may apply to Arthur Andersen for such independent valuation, which valuation shall be final for the purposes of such Acquisition Option. Any valuation of WorkLife under this paragraph shall be based upon the likely value of what an independent party would pay to purchase all of the outstanding capital stock or assets of WorkLife, on a fully diluted basis, given the financial condition of WorkLife at the time of such valuation.

         In the event that WorkLife receives a bonafide offer to be acquired by a third party prior to the effective date of either Acquisition Option, Champagne shall have the right to acquire WorkLife on the same terms as the third party offer ("Third Party Option"). If Champagne fails to exercise its Third Party Option within 10 days after receiving written notice of the third party's offer, WorkLife may accept the third party's offer, and Champagne's Acquisition Options shall be terminated. Notwithstanding the foregoing, Champagne's Acquisition Options shall continue in force if either (a) WorkLife and the third party do not enter into a binding agreement regarding the consummation of the acquisition contemplated by the third party's offer within 30 days of such offer, or (b) such acquisition by the third party is not consummated within 180 days of such offer.

         The Acquisition Options and the Third Party Option shall be exercised by the delivery of written notice from Champagne to WorkLife within ten (10) days after the date the option becomes effective evidencing his desire to exercise such option. Upon Champagne's exercise of any option, WorkLife shall cooperate with Champagne to determine the form of acquisition that will be most beneficial to Champagne, such determination to include review of tax issues and corporate approval procedures. Champagne shall make the final determination as to the form of the acquisition, and WorkLife shall make every effort to ensure that all necessary approvals are received in order to effect the acquisition. In order to give effect to Champagne's options, promptly following the execution of this Letter, WorkLife shall procure counterparts of the Voting Agreement attached hereto as Exhibit D, duly executed by WorkLife stockholders holding a sufficient number of shares to ensure the approval of any acquisition of WorkLife by Champagne.

4. Conversion of Notes. Following the execution of the Voting Agreement as outlined in Sections 2 and 3 above, and following written confirmation of MEF's agreement to simultaneously convert its outstanding debt from WorkLife, whether fixed or contingent, into shares of WorkLife's capital stock, Champagne shall immediately tender the First Note and the Second Note for shares of WorkLife's Series C Preferred Stock ("Series C Shares"). The amount of Series C Shares issued to Champagne shall be equal to the principal value of the notes together with any accrued interest thereon, divided by the lowest price paid for the purchase of one Series C Share of WorkLife by outside investors (currently $1.50 per share). Notwithstanding the above and any provisions currently contained in any Series C Financing documents, Champagne shall receive Series C Shares on conditions no less favorable than those granted to any other recipient of Series C Shares. Following Champagne's receipt of any Series C Shares, Champagne shall have the right to freely transfer all or a portion of such Series C Shares to a designee. Upon the conversion of all outstanding amounts owed under the First Note and the Second Note into Series C shares of WorkLife, Champagne or his designee shall take all actions necessary to release all of his liens on the assets of WorkLife, including filing UUC-3 termination statements.

5. Issuance of Common Stock. Champagne has entered into a strategic partnership with WorkLife under which Champagne, as a principal shareholder of E-Cruiter.com, Inc., a corporation incorporated under the laws of Canada ("E-Cruiter"), shall cause E-Cruiter to enter into that Sales & Marketing Agreement with WorkLife dated as of October 13, 1999. As an inducement to cause E-Cruiter to enter into such agreement, WorkLife shall issue to Champagne an amount of shares of WorkLife's Common Stock equal to 11% of WorkLife's capital stock then outstanding. At the closing of the Series C Financing, but in no event later than January 31, 2000, WorkLife shall issue to Champagne an additional amount of shares of WorkLife's Common Stock sufficient to provide Champagne with an aggregate of at least 15% of the shares of WorkLife's capital stock on a fully diluted basis, such percentage to also include any Series C Shares already received or to be received by Champagne as a result of the tender or proposed tender of the First Note and Second Note under Section 4 above.

6. Assignment. Champagne shall have the right to assign to E-Cruiter any rights under this Letter and the related agreements, in whole or in part, by giving written notice to Worklife. Champagne shall also have the right to assign all of his rights under this Letter and the related agreements, in whole but not in part, to an assignee other than E-Cruiter, by giving written notice to WorkLife. Contemporaneously with any assignment under this Letter, the assignee must agree in writing to be bound by the relevant terms of this Letter.

7. Governing Law. This Letter shall be governed by and construed in accordance with the laws of California, without regard to its principles of conflicts of laws.

8. Counterparts. This Letter may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same Letter. Facsimile copies of this Letter and the Exhibits hereto, as well as any signatures received by facsimile, shall be treated as originals.

9. Supremacy. In the event of any discrepancy between the terms of this Letter and the terms of the documents referred to herein, the terms set forth herein shall control.


If the foregoing accurately reflects the agreements and understandings between us, please so acknowledge by signing and returning the enclosed copy of this Letter.

Very truly yours,




Paul Champagne

ACKNOWLEDGED AND AGREED AS OF OCTOBER 13, 1999:


Sunir K. Kapoor
Chairman & CEO
WorkLife Solutions, Inc.

                                   Exhibit A

                             SECURED PROMISSORY NOTE


US$800,000                                                      October 13, 1999
                                                            San Jose, California

         FOR VALUE RECEIVED, WorkLife Solutions, Inc.("Maker"), promises to pay to Paul Champagne, or order (collectively, the "Holder"), at 141 Kerry Hill Crescent, Dunrobin, Ontario, Canada K0A 1T0, or such other place as Holder may from time to time designate, in lawful money of the United States, the principal sum of Eight Hundred Thousand Dollars ($800,000), plus interest thereon, in the manner set forth below.

         1. Interest. Interest on the principal sum of this Secured Promissory Note (the "Note") will accrue at the rate of seven percent (7 1/8%) per annum based on a 360 day year and the actual number of days elapsed.

         2. Payment. The entire principal sum and all accrued interest and any other sums payable hereunder (collectively, the "Payment") will be due and payable in full on November 15, 1999 (the "Maturity Date").

         3. Default Interest. If Maker fails to make the Payment by the Maturity Date, whether or not Holder has declared a default hereunder, interest will accrue on the delinquent Payment at the rate of eleven percent (11%) per annum (the "Default Rate") commencing on the Maturity Date and continuing until all sums due and owing under this Note are received by Holder.

         4. Prepayment. This Note may be prepaid in whole or in part, at any time.

         5. Application of Payments. All payments received by Holder will be applied first to all fees, costs, and expenses incurred by Holder with respect to this Note or any other document executed by Maker in connection herewith; second, to accrued and unpaid interest; and third, to the unpaid principal balance of this Note.

         6. Security. This Note is secured by a Security Agreement dated as of September 30, 1999 and amended as of even date herewith(the "Security Agreement"), pursuant to which Maker granted to Holder a blanket first lien and security interest in all of Maker's assets (collectively, the "Collateral").

         7.       Default and Remedies.

                  7.1 Default. Maker will be in default under this Note if: (i) Maker fails to make the Payment by the Maturity Date, (ii) Maker breaches any other covenant or agreement under this Note, (iii) Maker agrees to or does sell, convey, encumber, hypothecate or otherwise alienate the Collateral, or any part thereof, or any interest therein, or is divested of its title to the Collateral or any interest therein in any manner or in any way, whether voluntarily or involuntarily, without the prior written consent of Holder, or (iv) an event of default occurs under the Security Agreement.

                  7.2 Remedies. Upon Maker's default, Holder may: (i) upon written notice to Maker, declare the entire principal sum and all accrued and unpaid interest hereunder immediately due and payable and (ii) exercise any and all of the remedies provided in the Security Agreement and by law.

         8. Waivers. Maker, and any endorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor, acceleration, intent to accelerate, and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without notice, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Maker or any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, agreed to by Holder with any person now or hereafter liable for the payment of this Note, will affect the original liability of Maker under this Note, even if Maker is not a party to such agreement. Holder may waive its right to require performance of or compliance with any term, covenant or condition of this Note only by express written waiver.

         9. Maximum Legal Rate of Interest. All agreements between Maker and Holder, whether now existing or hereafter arising, are hereby limited so that in no event will the interest charged hereunder or agreed to be paid to Holder exceed the maximum amount permissible under applicable law. Holder will be entitled to amortize, prorate and spread throughout the full term of this Note all interest paid or payable so that the interest paid does not exceed the maximum amount permitted by law. If Holder ever receives interest or anything deemed interest in excess of the maximum lawful amount, an amount equal to the excessive interest will be applied to the reduction of the principal, and if it exceeds the unpaid balance of principal hereof, such excess will be refunded to Maker. If interest otherwise payable to Holder would exceed the maximum lawful amount, the interest payable will be reduced to the maximum amount permitted under applicable law. This paragraph will control all agreements between Maker and Holder in connection with the indebtedness evidenced hereby.

         10. Representations and Warranties. Maker represents and warrants to Holder that it has full power, authority and legal right to execute, deliver and comply with this Note and any other document or instrument relating to this Note to be executed by it. All corporate actions of Maker that are necessary or appropriate for the execution and delivery of and compliance with this Note and such other documents and instruments have been taken. Upon its execution and delivery, this Note will constitute the valid and legally binding obligation of Maker, enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights or the collection of debtors' obligations generally.

         11. Successors and Assigns. The terms of this Note will inure to the benefit of and bind Maker and Holder and their respective heirs, executors, administrators, legal representatives, successors, assigns, agents, representatives, spouses, and all persons claiming by or through them.

         12. Time. Time is of the essence with respect to all of the provisions of this Note.

         13. Replacement Note. If this Note is destroyed, lost or stolen, Maker will deliver a new secured promissory note to Holder on the same terms and conditions as this Note, with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Note. Holder will furnish to Maker reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Maker in connection with the replacement of this Note.

         14.      Governing Law; Arbitration; Venue; Equitable Relief.

                  14.1 Governing Law. This Note will be governed by and construed and enforced in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

                  14.2 Initiation of arbitration proceeding. Maker agrees that all disputes, claims and controversies between Maker and Holder concerning the interpretation or enforcement of this Note, or any other matter arising out of or relating to this Note, will be arbitrated pursuant to the provisions of this paragraph. Either Maker or Holder may initiate an arbitration proceeding by making a written demand for arbitration and serving a notice of said demand upon the adverse party by hand delivery or overnight, express carrier, and upon the San Francisco regional office of J.A.M.S ("JAMS"). A written response to the demand must be served upon the initiating party and JAMS within ten (10) days of the adverse party's receipt of the demand.

                  14.3 Selection of arbitrator. The arbitration will be conducted by a single arbitrator who is a retired judge associated with the San Francisco regional office of JAMS. The arbitrator will be selected in accordance with the JAMS Rules of Practice & Procedure for Arbitration then in effect (the "JAMS Rules") within fourteen (14) days of the service of the written demand for arbitration. If Maker and Holder cannot so agree upon the selection of the arbitrator within the fourteen (14) day period, then the arbitration will be conducted by a single arbitrator who will be a retired judge associated with the San Francisco regional office of JAMS, and who will be selected by JAMS within five (5) days of the service of a written request that JAMS select the arbitrator.

                  14.4 Venue. Maker covenants and agrees that any arbitration proceeding instituted under the provisions of this Note will be conducted in San Francisco through the San Francisco regional office of JAMS. Maker acknowledge to Holder that its agreement to abide by the specific provisions of this paragraph is a material inducement to Holder to make the loan evidenced by this Note, and that Holder is reasonably relying upon Maker's representation.

                  14.5 Arbitration hearing and award. The arbitration hearing will be conducted within thirty (30) days of the appointment of the arbitrator. The arbitration will be conducted in accordance with the JAMS Rules. The arbitrator's award will be conclusive and binding upon Maker and Holder. The arbitrator's award will provide, among other things, that the prevailing party in the arbitration is entitled to recover from the adverse party its costs and expenses incurred in connection therewith including, without limitation, attorneys' fees as determined by the arbitrator, the costs of the arbitration, and actual out-of-pocket expenses including, without limitation, expert witness and consultants' fees, if any. Judgment upon the arbitrator's award may be entered in any court of competent jurisdiction.

                  14.6 Equitable Relief. The Arbitrator has the authority to grant Holder or Maker equitable relief on such terms and conditions as it deems reasonably necessary or appropriate.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date and year first above written.

                                         Maker:

                                         WORKLIFE SOLUTIONS, INC.




                                         By:___________________________
                                         Sunir Kapoor
                                         Chairman & Chief Executive Officer

                                    Exhibit B

                      FIRST AMENDMENT TO SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO security AGREEMENT ("Amendment") is made and entered into as of the 13th day of October, 1999, by and between WorkLife Solutions, Inc., a Delaware corporation ("Borrower"), and Paul Champagne ("Lender").

                                 R E C I T A L S

         A. On or about September 30, 1999, Lender and Borrower entered into a Security Agreement dated as of September 30, 1999 (the "Agreement"), pursuant to which Borrower granted to Lender a security interest in all of Borrower's assets, as security for the payment and performance of Borrower's obligations under a secured promissory note dated September 30, 1999, in the principal face amount of $200,000 (the "Note"), which Borrower made, executed, and delivered to Lender, and which evidences a $200,000 loan to Borrower by Lender.

         B. On or about October 13, 1999, Lender loaned Borrower the sum of Eight Hundred Thousand Dollars ($800,000). This $800,000 loan is evidenced by a secured promissory note dated October 13, 1999, in the principal face amount of $800,000 (the "Second Note"), which Borrower made, executed, and delivered to Lender.

         C. As security for the payment and performance of its obligations to Lender under the Second Note, Borrower desires to grant to Lender a security interest in all of Borrower's assets. Borrower and Lender wish to amend the Agreement to expand the definition of "Obligations" to include the Second Note and any other document or instrument evidencing any other loan made at any time, now or in the future, by Lender to Borrower.

         NOW, THEREFORE, in consideration of the foregoing Recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower agree as follows:

         1. Paragraph 1 of the Agreement is amended as follows: the definition of "Obligations" is amended to read as follows:

                  "Obligations" means all debts, liabilities, obligations, covenants and duties owing to Lender by Borrower, arising under the Note, and/or that certain secured promissory note dated October 13, 1999, in the principal face amount of $800,000 (the "Second Note")and/or this Agreement and/or any other document or instrument evidencing any other loan made at any time, now or in the future, by Lender to Borrower, and all extensions, amendments, modifications, restructurings and/or refinancings of any of the same.

         2. Except as is explicitly set forth in this Amendment, the Agreement remains unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date and year first above written.

WORKLIFE SOLUTIONS, INC.



By:_____________________________               _______________________________
    Sunir Kapoor, Chairman & CEO                      PAUL CHAMPAGNE

                                    Exhibit C

                   FIRST AMENDMENT TO INTER-CREDITOR AGREEMENT

         THIS FIRST AMENDMENT TO INTER-CREDITOR AGREEMENT ("Amendment") is made and entered into as of October 13, 1999, by and among Minority Enterprise Fund, L.P., a California limited partnership ("MEFLP"), Paul Champagne, an individual ("Lender"), and WorkLife Solutions, Inc., a Delaware corporation ("Borrower").


                                    RECITALS

A. On or about October 6, 1999, the parties entered into an Inter-Creditor Agreement, pursuant to which MEFLP and Lender agreed to share, pari passu, a first lien and security interest in the Borrower's Collateral.

B. On or about October 13, 1999 Lender loaned Borrower an additional sum of Eight Hundred Thousand Dollars ($800,000).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower agree as follows:



1. The amount of the Bridge Loan referred to in the second line of Recital E of the Inter-Creditor Agreement is hereby amended from "$200,000" to read "$1,000,000".

       IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date and year first above written.


WORKLIFE SOLUTIONS, INC.                 MINORITY ENTERPRISE FUND, L.P.




By:____________________________          By:____________________________
         Sunir Kapoor                            Rodney M. White
       Chairman & Chief                         Managing Partner
       Executive Officer




                                             ____________________________
                                                   PAUL CHAMPAGNE

                                    Exhibit D

                                VOTING AGREEMENT


This Voting Agreement (the "Agreement") is made and entered into as of October 13, 1999, by and among Paul Champagne ("Champagne"), Sunir Kapoor, and the undersigned stockholders (each a "Stockholder" and collectively the "Stockholders"), and WorkLife Solutions, Inc., a Delaware corporation (the "Corporation").

WHEREAS, as of the Effective Date, as defined below, each Stockholder holds of record and beneficially certain shares of the Corporation's stock; and

WHEREAS, the Stockholders have agreed to act and to provide for the future voting of their shares of the Corporation's stock as set forth below.

NOW THEREFORE, in consideration of the mutual covenants and undertakings given by the Stockholders to each other, the Stockholders agree as follows:

1. Effective Date. This Agreement shall become effective ("Effective Date") at the earlier of the date on which either Champagne or Champagne's designee receive in any manner any share of the Corporation's stock.

2. Agreement to Vote for Champagne's Nominee. So long as either Champagne or Champagne's designee shall continue to own any of the Corporation's shares, the Stockholders hereby agree to vote all shares of the Corporation now or hereafter owned by them, whether beneficially or otherwise, at any regular or special meeting of the Corporation, or, in lieu of any such meeting, to give their written consent, to elect Champagne's nominee as a member of the Corporation's Board of Directors. Champagne shall provide each Stockholder with the name of the nominee as selected by Champagne from time to time.

3. Agreement to Vote for Acquisition. As contemplated by that Letter dated as of October 13, 1999 by and between the Corporation and Champagne, Champagne has been granted certain options to acquire the Corporation (the "Purchase Option"). The Stockholders hereby agree to vote all shares of the Corporation now or hereafter owned by them, whether beneficially or otherwise, at any regular or special meeting of the Corporation, or, in lieu of any such meeting, to give their written consent, to approve any sale of the Corporation's assets to Champagne or Champagne's designee pursuant to the Purchase Option, whether or not such sale shall constitute a sale of all or substantially all of the Corporation's assets, and to approve any merger, consolidation or other form of acquisition of the Corporation by Champagne or Champagne's designee pursuant to the Purchase Option. The Stockholders further agree to enter into any subscription agreement or other agreements that may be necessary to effect such acquisition.

4. Successors in Interest. The provisions of this Agreement shall be binding upon the successors in interest of any of the shares of the Corporation now or hereafter owned by the Stockholders. The Corporation shall not permit the transfer of any of the Stockholders' shares on its books or issue a new certificate representing any such shares unless and until the person to whom such security is transferred shall have executed a written agreement pursuant to which such person becomes subject to the provisions of this Agreement and agrees to be bound by all the provisions hereof.

5. Termination. This Agreement shall terminate at the earlier to occur of (a) the closing date of an initial public offering of the Corporation's shares pursuant to a registration statement filed, and declared effective under the United States Securities Act of 1933, as amended, (b) the date on which neither Champagne nor any of his affiliates shall remain a stockholder of the Corporation, or (c) the consummation of an acquisition by Champagne or Champagne's designee of shares representing more than 50% of the votes in the Corporation, or an acquisition of all or substantially all of the Corporation's assets.

6. Specific Enforcement. The parties agree and understand that monetary damages cannot adequately compensate for a breach of this Agreement, that this Agreement shall be specifically enforceable, and that any breach or threatened breach shall be the proper subject of a temporary or permanent injunction or restraining order.

7. Amendment. This Agreement may be amended only by a writing signed by the parties hereto.

8. Notices. All notices and communications under this Agreement shall be in writing and shall be: (a) delivered in person; or (b) sent by fax; or (c) mailed, postage prepaid, either by certified mail, return receipt requested, or by overnight express carrier, addressed in each case to the relevant party at the address of such party shown on the Corporation's records.

9. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Delaware, without regard to its principles of conflicts of laws.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

11. Separability; Severability. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any party shall not affect the validity, legality or enforceability of this Agreement with respect to any other party. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.


                           [Intentionally left blank.]



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                                       21



         IN WITNESS WHEREOF, the Corporation and the Stockholders have executed this Agreement on the day and year first set above.




__________________________________
Sunir K. Kapoor
Chairman & CEO
WorkLife Solutions, Inc.




__________________________________             _______________________________
Paul Champagne                                 Sunir K. Kapoor




__________________________________             _______________________________
Name:_____________________________             Name:__________________________
Number, Class, Series of Shares:               Number, Class, Series of Shares:
__________________________________             _______________________________




__________________________________             _______________________________
Name:_____________________________             Name:__________________________
Number, Class, Series of Shares:               Number, Class, Series of Shares:
__________________________________             _______________________________




__________________________________             _______________________________
Name:_____________________________             Name:__________________________
Number, Class, Series of Shares:               Number, Class, Series of Shares:
__________________________________             _______________________________